Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the filing of Post Effective Amendment No. 1 to Form S-1 we hereby consent to the inclusion herein of our report dated March 8, 2010 on the financial statements of Healthmed Services Ltd. as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 and for the period September 14, 2000 (date of inception) through December 31, 2009.

/s/ Gruber & Company, LLC Gruber & Company, LLC

Gruber & Company, LLC
Lake Saint Louis, Missouri

June 29, 2010